UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 9, 2019

Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street Charleston, SC	29401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On April 9, 2019, the Bank of South Carolina Corporation (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended March 31, 2019. The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Item 2.02 to this report, and such press release is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Shareholders

The 2019 Annual Meeting of Shareholders of the Company was held on April 9, 2019. At the meeting, the Company’s shareholders re-elected eighteen Directors until the 2020 Annual meeting of Shareholders and took the following actions: a proposal for advisory approval of the Company’s Executive Compensation; a proposal regarding the frequency of the vote on the Company’s Executive Compensation; and the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2019. There were a total of 5,515,515 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting there were, in person or by proxy, 4,977,169 shares present of the Company’s Common Stock, representing approximately 90.23% of the total outstanding eligible shares. The following proposals are described in detail in the Company’s definitive proxy statement dated March 4, 2019 and were voted upon and approved by the shareholders at the 2019 Annual Meeting:

Proposal 1: To elect of eighteen Directors of the Bank of South Carolina Corporation to serve until the Company’s 2020 Annual Meeting of Shareholders:

Name	For	Abstain	Broker Non-Votes
Suzanne K. Boyd	3,092,198	11,919	1,873,052
Fleetwood S. Hassell	2,843,619	260,498	1,873,052
Hugh C. Lane, Jr.	3,099,096	5,021	1,873,052
Douglas H. Sass	3,092,835	11,282	1,873,052
Eugene H. Walpole, IV	3,091,053	13,064	1,873,052
David W. Bunch	3,096,794	7,323	1,873,052
Graham M. Eubank, Jr.	3,090,530	13,587	1,873,052
Elizabeth M. Hagood	3,100,293	3,824	1,873,052
Glen B. Haynes, DVM	3,101,271	2,846	1,873,052
William L. Hiott, Jr.	3,098,718	5,399	1,873,052
Richard W. Hutson, Jr.	3,100,488	3,629	1,873,052
Charles G. Lane	3,099,132	4,985	1,873,052
Linda Bradley McKee, PhD, CPA	3,100,489	3,628	1,873,052
Alan I. Nussbaum, MD	3,099,889	4,228	1,873,052
Karen J. Phillips	3,101,031	3,086	1,873,052
Malcolm M. Rhodes, MD	3,100,533	3,584	1,873,052
Sheryl G. Sharry	3,099,675	4,442	1,873,052
Steve D. Swanson	3,101,787	2,330	1,873,052

Proposal 2: To obtain advisory approval of the Company’s Executive Compensation:

For	Against	Abstain
3,049,440	35,412	19,265

Proposal 3: To obtain advisory approval of whether Shareholders should vote on the Company’s Executive Compensation (“Say on Pay”) proposal every one, two, or three years:

One Year	Two Years	Three Years	Abstain
841,347	17,838	2,224,943	19,989

Proposal 4: To ratify the appointment by the Audit & Compliance Committee of the Company’s Board of Directors of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2019:

For	Against	Abstain
4,970,402	3,578	3,189

Lastly, on April 9, 2019, the Board determined that the Company will hold a non-binding advisory vote of the Company’s Executive Compensation of its named executive officers, as disclosed in the Company’s proxy statement, every three years until the next required vote on the frequency of such vote by the Company’s shareholders.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as part of this report

Exhibit 99.1	Press release dated April 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

/s/ Eugene H. Walpole, IV
Eugene H. Walpole, IV
Chief Financial Officer
Executive Vice President

Date: April 9, 2019